UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	26-4596286
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

1741 Tiburon Drive
Wilmington, North Carolina	28403

(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Voting Common Stock, no par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-205126 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory Note

This amended Form 8-A is being filed solely to clarify that the class of securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, is the Registrant’s voting common stock, no par value per share.

Item 1. Description of Registrant’s Securities to be Registered.

Live Oak Bancshares, Inc. (the “Registrant”), hereby incorporates by reference the description of its voting common stock, no par value per share, to be registered hereunder contained in the section entitled “Description of Our Securities” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-205126) originally filed with the Securities and Exchange Commission (the “Commission”) on June 19, 2015, including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”). In addition, any of the above-referenced descriptions included in any prospectus relating to the Registration Statement subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended shall be deemed to be incorporated by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: July 15, 2015	By:	/s/ S. Brett Caines
	Name:	S. Brett Caines
	Title:	Chief Financial Officer